Baker Tilly Virchow Krause, LLP
777 E Wisconsin Ave, 32nd Floor
Milwaukee, WI 53202-5313
United States of America

T: +1 414 777 5500
F: +1 414 777 5555

bakertilly.com

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

To Whom it May Concern:

We have read the statements made by Appleton Equity Growth Funds (a series of The
Appleton Funds) and are in agreement with the statements contained in "Item 8.  Change in
Independent Registered Public Accounting Firm" on Form N-SAR. We have no basis to disagree with the statements of the registrant contained therein.

/s/ Baker Tilly Virchow Krause, LLP
Milwaukee, Wisconsin
January 23, 2017